SCHEDULE 14A
            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

                  Filed by the Registrant [   ]
         Filed by a Party other than the Registrant [X]

                   Check the appropriate box:
                [   ] Preliminary Proxy Statement
                [   ] Definitive Proxy Statement
               [X] Definitive Additional Materials
              [   ] Soliciting Material Pursuant to
           Section 240.14a-ll(c) or Section 240.14a-12

              Family Steak Houses of Florida, Inc.
        (Name of Registrant as Specified In Its Charter)
                     Bisco Industries, Inc.
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ]     $125 per Exchange Act Rules 0-1 I(c)(l)(ii), 14a-6(i)(1),
          or 14a-6(i)(2).

[   ]     $500 per each party to the controversy pursuant to
          Exchange Act Rule 14a-6(i)(3)

[   ]     Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)   Proposed maximum aggregate value of transaction:

     [   ]     Check box if any part of the fee is offset as
               provided by Exchange Act Rule 0-1 I(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:


























               [BISCO INDUSTRIES, INC. LETTERHEAD]


May 30, 1997


Dear Fellow Shareholder (Family Steak Houses of Florida, Inc.),

                DON'T CARE?    NOT GOING TO ACT?
          Why did you buy your shares?  To MAKE MONEY?


                         WE CAN HELP!

But we can't help until you send in your gold card, signed, dated and marked consent.


                       DON'T WANT TO SELL?

Sending in your gold consent card doesn't mean you are selling your shares. It only votes to remove the shareholder restrictions imposed by the Board without your consent.


                     CONFUSED OR UNDECIDED?

Send in your gold card (dated and signed), and you will be voting against shareholder restrictions.


If you don't take any action, you will be voting for these restrictions, including the "Poison Pill". Don't let Mr.
Christman's scare tactics effect you.


                            URGENT!!!

The support we have received for our proposals, from those of you who have voted, is very gratifying. However, too many of you have not voted at all. Please vote today; it's your right! Only you last vote will count.


Sincerely,



Glen F. Ceiley
President and CEO










               [BISCO INDUSTRIES, INC. LETTERHEAD]






May 30, 1997


Dear Fellow Shareholder (Family Steak Houses of Florida, Inc.),


                            URGENT!

Time is running out and you have not sent your Gold Card in. You have tendered your shares, but we need more gold consent cards before we can proceed with the purchase of your shares. Sign, date, mark, consent, and MAIL YOUR GOLD CARD TODAY. WE WANT TO PURCHASE YOUR SHARES, but we need those gold cards first.


Respectfully,



Glen F. Ceiley
President and CEO